EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors of Diebold, Incorporated, a corporation organized and existing under the laws of the State of Ohio, do for themselves and not for another, constitute and appoint Chad F. Hesse, or any one of them, a true and lawful attorney-in-fact in their names, place and stead, to sign their names to the report on Form 10-K for the year ended December 31, 2013, or to any and all amendments to such reports, and to cause the same to be filed with the Securities and Exchange Commission; it being intended to give and grant unto said attorneys-in-fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned by themselves could do if personally present. The undersigned directors ratify and confirm all that said attorneys-in-fact or either of them shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date set opposite their signature.

Signed in the presence of:	Signature	Date

/s/ Chad F. Hesse	/s/ Phillip R. Cox	March 3, 2014
Phillip R. Cox, Director

/s/ Chad F. Hesse	/s/ Richard L. Crandall	March 3, 2014
Richard L. Crandall, Director

/s/ Chad F. Hesse	/s/ Gale S. Fitzgerald	March 3, 2014
Gale S. Fitzgerald, Director

/s/ Chad F. Hesse	/s/ Rajesh K. Soin	March 3, 2014
Rajesh K. Soin, Director

/s/ Chad F. Hesse	/s/ Henry D.G. Wallace	March 3, 2014
Henry D.G. Wallace, Director